EXHIBIT 10.5
CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk ("[****]") to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.
EVERGREEN SOLAR, INC.
Amendment dated on or about August 3, 2009
to Master Supply Agreement with
Ralos Vertriebs GmbH dated, dated May 21, 2008
Effective [****], the price of all [****] Products shall be €[****] and all [****] Products shall be €[****].

Evergreen Solar, Inc.	Ralos Vertriebs GmbH